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                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
                  of the Securities Act of 1934

  Date of Report (Date of earliest event reported) December 12,
1995



                    RYAN-MURPHY INCORPORATED
     (Exact Name of Registrant as specified in its charter)


   Colorado                 0-18571               84-0998860
(State or other           (Commission           (IRS Employer
jurisdiction             File Number)           Identification
of incorpor-                                    No.)
ation)


                   8774 Yates Drive, Suite 100
                  Westminster, Colorado  80030
       (Address of principal executive offices, zip code)


                         (303) 427-4567
      (Registrant's telephone number, including area code)


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                            FORM 8-K

Item 1.   CHANGES IN CONTROL OF REGISTRANT.
          On September 6, 1995, the Registrant entered into an agreement to acquire 25,500 shares of a private Venezuelan company known as Ambiente Americas, C.A. ("Ambiente"), which represented a 51% interest in said company.

          During the period between September 6, 1995 and the date hereof, the parties have conducted their due diligence. Based upon certain tax considerations and other factors, the Registrant and Mr. Hissom have decided to have a Venezuelan subsidiary of the Registrant acquire all permits, rights thereto, and associated contract rights (including, but not limited to contract rights with OHM and rights to acquire land and other property) for hazardous waste incineration in Venezuela which Mr. Hissom and Ambiente Americas, C.A. currently possess or have the right to possess by way of contract right, or expectancy, or otherwise. Mr. Hissom has attested to the Company that the value of the assets to be acquired by the Company have a value of at least $900,000. This transaction was closed on December 12, 1995.


Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          See Item 1. above.

Item 3.   BANKRUPTCY OR RECEIVERSHIP.
          Not Applicable

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
          Not Applicable

Item 5.   OTHER EVENTS.
          Not Applicable

Item 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.
          Not Applicable

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.
          Not Applicable

Item 8.   CHANGE IN FISCAL YEAR.
          Not Applicable

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                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RYAN-MURPHY INCORPORATED




                              By:  /s/ Dennis C. Murphy
                                  -------------------------------
                                   Dennis C. Murphy
                                   Executive Vice President




Dated: December 12, 1995